Exhibit 99.1

CNB FINANCIAL CORPORATION 2015 ANNUAL REPORT

TABLE OF CONTENTS Consolidated Financial Highlights 4 Message to the Shareholders 5 Executive Management and Board of Directors 8 Officers 9 Shareholder Information 12 2015 ANNUAL REPORT HIGHLIGHTS 3

HIGHlIGHTS CONSOLIDATED FINANCIAL HIGHLIGHTS (dollars in thousands, except per share data) FOR THE YEAR 2015 2014 % Change Interest and Dividend Income $87,178 $86,882 0.3% Interest Expense 12,471 12,287 0.1% Net Interest Income 74,707 74,595 0.2% Non-interest Income 14,799 14,321 3.3% Non-interest Expense 56,457 52,688 7.2% Net Income 22,197 23,074 (3.8%) Net Income Return on: Average Assets 0.99% 1.07% (7.5%) Average Equity 11.23% 12.76% (12.0%) AT YEAR END Assets $2,285,136 $2,189,213 4.4% Loans, net of unearned 1,577,798 1,355,289 16.4% Deposits 1,815,053 1,847,079 (1.7%) Shareholders’ Equity 201,913 188,548 4 CNB FINANCIAL CORPORATION

MESSAGE TO THE SHAREHOLDERS

To Our Shareholders, Customers, Employees & Friends:

The past year has provided the Corporation with many opportunities. We completed a major building project, announced the acquisition of a new bank with two new offices and an excellent staff, grew loans 16%, saw continued if not increasing margin pressure and too many other items to note. Even with these challenges, the return on average equity of 11.23% exceeding the median of our peer group by 21% and the solid earnings allowed us to improve our capital position to support the future growth of CNB.

The Corporation’s assets have grown from $1.16B to $2.29B since December 2009, almost doubling our size. The rapid increase in assets through the growth in number of customers caused us to analyze our infrastructure and determine how much we can grow with the number of people and systems that we have. It was obvious in 2013 that we were not going to be able to continue our growth without making some changes. The first need we identified was space to house our staff to handle all of the operational issues involved with managing a financial institution. A building project was undertaken to add approximately 15,000 square feet of space and to renovate our existing headquarters to better leverage our facilities, technology, and personnel. We are pleased to report that the entire $9.8 million project was completed in December 2015. This new modern facility will allow us to operate well into the foreseeable future.

CNB is very committed to the Clearfield area as shown by maintaining and enhancing our downtown presence. Being able to attract and retain talented people to the region and continue to support the area is an important part of our culture. In 2015, we celebrated CNB Bank’s 150th anniversary. CNB Bank is proud to have been the financial pillar for the community and our customers over the 150 years. The celebration included a concert with all proceeds benefiting the local firefighters, special loan and deposit promotions, giving away gifts, and $150 prizes to community members. It certainly was a year to remember.

As the building project ended and we were able to add personnel to certain areas, the focus turned to our key technology offerings, including a major initiative to determine if we were with a technology partner that shared the same culture and customer experience expectations as we have. Throughout a more than six month process, it was determined that Connecticut On-Line Computer Center, Inc., or COCC, shares our customer experience model. CNB is currently in the process of upgrading our core system along with most of our other electronic offerings, including our mobile and eBanking solutions. Going forward, COCC is committed to being a nimble provider of quality financial software solutions so that we may offer up to date services to our customers.

2015 ANNUAL REPORT HIGHLIGHTS 5

FINANCIALS ASSET GROWTH (in thousands) 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2,200 2,400 2011 $1,602,207 2012 $1,773,079 2013 $2,131,289 2014 $2,189,213 2015 $2,285,136 LOANS, NET OF UNEARNED (in thousands) 0 125 250 375 500 625 750 875 1,000 1,125 1,250 1,375 1,500 1,625 1,750 1,875 2011 $849,883 2012 $927,824 2013 $1,295,363 2014 $1,355,289 2015 $1,577,798 NET INTEREST INCOME (in thousands) $ 0 $8 $16 $ 24 $ 32 $ 40 $ 48 $ 56 $ 64 $ 72 $ 74 2011 $48,133 2012 $53,209 2013 $59,204 2014 $74,595 2015 $74,707 EARNINGS PER SHARE (diluted) $.00 .15 .30 .45 .60 .75 .90 1.05 1.20 1.35 1.50 1.65 2011 $1.23 2012 $1.38 2013 $1.29 2014 $1.60 2015 $1.54 6 CNB FINANCIAL CORPORATION

Message to the Shareholders continued…

ERIEBANK, a division of CNB Bank, has grown its assets to $637 million over the ten years since it began. In 2014, we opened our first ERIEBANK operation in Ohio with a loan production office. The customer response has been so good that a new full service facility is under construction and expected to open in the fourth quarter of 2016. More expansion will occur as we partner with Lake National Bank later this year. This acquisition, announced in December 2015, opens up a large new market and gives ERIEBANK an experienced group of bankers with a culture very much like ours. The two new markets in Northeast Ohio provide us with even more organic growth opportunities in a vibrant ERIEBANK footprint.

The FCBank division in central Ohio also continues to prosper. A new main office is being constructed in Worthington, which will house our management group, commercial team, and the staff from our current Worthington location. The commercial lending team is growing with the addition of two C&I lenders who will focus in the Columbus and Lancaster areas. FCBank continues to experience double digit growth in both loans and deposits. The Central Ohio market continues to provide the Corporation with growth opportunities although the competitive pressures continue to increase. This market has many large banks and a large number of non-banks vying for commercial real estate which has changed the dynamics of the pricing and underwriting for the larger relationships.

The US economy, along with the rest of the world, seems to be cooling off again. Deflated oil and gas prices have made consumers temporarily happy but it has had a dampening effect on many businesses as the oil and gas companies slow significantly or stop all together. Large layoffs, shift reductions and a general uneasiness are setting in. This slow down will cause certain sectors of the economy to reduce spending and expansion while others will continue to move ahead. We are currently operating in three very distinct economies. This diversity will provide us the opportunity to increase customers in a strategic manner. Earlier, culture was discussed as a key piece of our success. Our commitment to be an integral part of all the communities we serve is a significant part of our strategic plan. Our team provides the leadership for many non-profit and community boards. Through this involvement and the dedication to making our communities stronger we gain the trust of our markets to be a part of improving the quality of life for all. This involvement provides more success than any other strategy.

Your continued confidence in the Corporation is the backbone to our growth in customers, assets and earnings.

Joseph B. Bower, Jr.

President and Chief Executive Officer

2015 ANNUAL REPORT HIGHLIGHTS 7

EXECUTIVE MANAGEMENT & BOARD OF DIRECTORS

Corporate Officers, CNB Financial Corporation

Joseph B. Bower, Jr.
President & Chief Executive Officer

Richard L. Greslick, Jr.
Secretary

Brian W. Wingard
Treasurer & Principal Financial Officer

Executive Officers, CNB Bank

Joseph B. Bower, Jr.
President & Chief Executive Officer

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer

Richard L. Greslick, Jr.
Senior Executive Vice President, Chief Operating Officer

Mary Ann Conaway
Executive Vice President, Human Resources

Joseph E. Dell, Jr.
Executive Vice President & Chief Lending Officer

Leanne D. Kassab
Executive Vice President, Customer Experience

Brian W. Wingard
Executive Vice President & Chief Financial Officer

Board of Directors

CNB Financial Corporation and CNB Bank

Dennis L. Merrey
Chairman of the Board
Retired, Formerly President, Clearfield Powdered Metals, Inc. (Manufacturer)

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation; President & Chief Executive Officer, CNB Bank

William F. Falger
Retired, Formerly President & Chief Executive Officer, CNB Financial Corporation, CNB Bank

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Operating Officer, CNB Bank; Secretary, CNB Financial Corporation

Robert W. Montler
President & Chief Executive Officer, Lee Industries and Keystone Process Equipment (Manufacturer)

Joel E. Peterson
President, Clearfield Wholesale Paper (Wholesaler)

Deborah Dick Pontzer
Economic Development & Workforce Specialist, Office of Congressman Glenn Thompson

Jeffrey S. Powell
President, J.J. Powell, Inc. (Petroleum Distributor)

James B. Ryan
Retired, Formerly Vice President of Sales, Marketing, Windfall Products, Inc. (Manufacturer)

Nick Scott, Jr.
Vice President & Owner, Scott Enterprises (Hospitality Industry)

Richard B. Seager
President and Chief Executive Officer, Beacon Light Behavioral Health Systems (Health Services)

Peter F. Smith
Attorney at Law

Peter C. Varischetti
President, Varischetti Holdings, LLC

CNB Bank

Francis X. Straub, III
Managing Officer and Director, St. Marys Pharmacy, Inc. and Bennetts Valley Pharmacy, Inc.

8 CNB FINANCIAL CORPORATION

OFFICERS

Administrative Services

Timothy A. Bracken
Vice President, Controller

Donna J. Collins
Vice President, Regulation & Examination

David W. Ogden
Vice President, Credit Administration

Edward H. Proud
Vice President, Information Systems

Carolyn B. Smeal
Vice President, Operations

Susan M. Warrick
Vice President, Operations

Thomas J. Ammerman, Jr.
Assistant Vice President, Security

Rebecca A. Coleman
Assistant Vice President, Operations

Shannon L. Irwin
Assistant Vice President, Human Resources

Cory K. Johnston
Assistant Vice President, Credit Administration

Paul A. McDermott
Assistant Vice President, Facilities

John H. Sette
Assistant Vice President, Information Systems

Carol J. Cossick
Assistant Controller

Thomas W. Grice
Network Administration Officer

Amy B. Potter
Marketing Officer

Dennis J. Sloppy
Information Systems Officer

B.J. Sterndale
Training Officer

Brenda L. Terry
Banking Officer

CNB Bank

Gregory M. Dixon
CNB Market Executive

Jeffrey W. Alabran
Senior Vice President, Commercial Banking, Indiana

Michael E. Haines
Vice President, Commercial Banking, St. Marys

Robin L. Hay
Vice President, Commercial Banking, Clearfield

Karen R. Pfingstler
Vice President, Commercial Banking, DuBois

Matthew Q. Raptosh
Vice President, Commercial Banking, Blair County

Joseph H. Yaros
Vice President, Commercial Banking, Bradford

Eileen F. Ryan
Vice President, Mortgage Lending

Ruth Anne Ryan-Catalano
Vice President, Retail Banking

C. Brett Stewart
Vice President, Commercial Banking, Indiana

Christopher L. Stott
Vice President, Retail Lending

Mary A. Baker
Assistant Vice President, Regional Branch Administration, Northern Cambria Office

Vickie L. Baker
Assistant Vice President, Regional Branch Administration, Bradford Main Office

James C. Davidson
Assistant Vice President, Private Banking

Michael C. Mignogna
Assistant Vice President, Commercial Banking, Blair County

Susan J. Shimmel
Assistant Vice President, Community Office Manager, Clearfield Old Town Road Office

Judy L. Barry
Portfolio Manager/Support Lender, Blair County Loan Production Office

Lori L. Curtis
Community Office Manager, Philipsburg Plaza Office

Autumn F. Farley
Commercial Loan Officer

Beverly A. Greene
Portfolio Manager/Support Lender, Indiana Office

Denise J. Greene
Community Office Manager, DuBois Office

Lynette M. Hebel
Community Office Manager, Karthaus and Kylertown Offices

Caroline Henry
Community Office Manager, Philipsburg Presqueisle Street Office

Tyler A. Kirkwood
Regional Branch Administration, Clearfield Industrial Park Road Office

Kyle G. Kunes
Commercial Loan Officer

Dustin A. Minarchick
Commercial/Retail Lending Officer

Alesia N. McElwee
Community Office Manager, Clearfield Main Office

Andrew V. Nedzinski
Assistant Commercial Lending Officer, St. Marys Offices

Katie A. Penoyer
Commercial Banking Officer

Nadine J. Rodgers
Banking Officer, Indiana

Douglas M. Shaffer
Community Office Manager, Punxsutawney Office

Lori D. Shimel
Community Office Manager, Houtzdale and Madera Offices

Pamela J. Snyder
Community Office Manager, Kane Office

Gregory R. Williams
Banking Officer, Clearfield

Wealth & Asset Management Services

Steven R. Shilling
Senior Vice President, Wealth & Asset Management

Craig C. Ball
Vice President, Wealth & Asset Management

Eric A. Johnson
Vice President, Wealth & Asset Management

Glenn R. Pentz
Vice President, Wealth & Asset Management

Andrew Roman
Vice President, Wealth & Asset Management

Calvin R. Thomas, Jr.
Vice President, Wealth & Asset Management

Shawn Amblod
Assistant Vice President, Wealth & Asset Management

R. Michael Love
Assistant Vice President, Wealth & Asset Management

Andrew D. Franson
Wealth & Asset Operations Officer

2015 ANNUAL REPORT HIGHLIGHTS 9

OFFICERS & AFFILIATES

ERIEBANK, a Division of CNB Bank

David J. Zimmer
President

Steven M. Cappellino
Senior Vice President, Commercial Banking, Meadville Office

Donald W. Damon
Senior Vice President, Business Development

William L. DeLuca, Jr.
Senior Vice President, Commercial Banking

David P. Bogardus
Vice President, Commercial Banking, Ashtabula

Betsy C. Bort
Vice President, Commercial Banking

Scott O. Calhoun
Vice President, Commercial Banking

Joshua P. Miller
Vice President, ERIEBANK Investment Advisors

Larry G. Morton, Jr.
Vice President, ERIEBANK Investment Advisors

Gregory A. Noon
Vice President, Commercial Banking, Warren Office

John M. Schulze
Vice President, Commercial Banking

William J. Vitron, Jr.
Vice President, ERIEBANK Investment Advisors

Thomas J. Walker
Vice President, Commercial Banking, Warren Office

Chrystal M. Fairbanks
Assistant Vice President, Commercial Banking, Ashtabula

Carla M. Higgins
Assistant Vice President, Commercial Banking, West 12th Street Office

Katie J. Jones
Assistant Vice President, Regional Retail Administrator, Harborcreek Office

Julie L. Martin
Assistant Vice President, Commercial Services

James R. Miale
Assistant Vice President, Commercial Banking, Meadville Office

Timothy J. Roberts
Assistant Vice President, Commercial Banking

Paul D. Sallie
Assistant Vice President, Private Banking

Kelly S. Buck
Private Banking Officer

Russell G. Daniels
Commercial Lending Officer

Allison M. Hodas
Cash Management Officer

Jaclyn R. Italiani
Community Office Manager, Downtown Office

Debra A. Masone
Community Office Manager, Vernon Office

Erin L. Mehler
Community Office Manager, Interchange Office

Helicia E. Sonney
Community Office Manager, Asbury Office

Theresa L. Swanson
Community Office Manager, Warren Office

Mary J. Taormina
Community Office Manager, Meadville Office

Abigail L. Williams
Community Office Manager, West 12th Street Office

ERIEBANK Regional Board of Directors

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer, CNB Bank

Gary L. Clark
Managing Partner, Stonebank Management, LLC (Consulting)

Joseph E. Dell, Jr.
Executive Vice President & Chief Lending Officer, CNB Bank

Jane M. Earll
Esquire, (Senator, Retired)

David K. Galey
Treasurer and Chief Financial Officer, Greenleaf Corporation, Retired (Manufacturer)

James E. Gehrlein
Chairman, Enterprise Development Fund of Develop Erie (Community Development)

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Operating Officer, CNB Bank; Secretary, CNB Financial Corporation

Charles Hagerty
Vice President, Northern Tier Markets, UPMC Health Plan (Health Services)

Thomas Kennedy
President, Professional Development Associates, Inc. (Real Estate Developer)

Charles H. Reams
President, C. H. Reams & Associates, Inc. (Insurance)

Nick Scott, Jr.
Vice President & Owner, Scott Enterprises (Hospitality Industry)

James E. Spoden
Esquire, MacDonald Illig Jones & Britton, LLP (Law Office)

David J. Zimmer
Chairman of the Board, President, ERIEBANK

10 CNB FINANCIAL CORPORATION

FCBank, a Division of CNB Bank

J. Andrew Dale
President

Neal S. Clark
Vice President, Senior Commercial Loan Officer

Terrance E. Hamm
Vice President, Commercial Banking

John G. Hock
Vice President, Commercial Banking

Steven W. Howard
Vice President, Team Lead, FC Financial Services

Dean J. Vande Water
Vice President, Commercial Relationship Manager

Anita E. Reeb
Vice President, Treasury Management

Frank P. Sudal
Vice President, Senior Investment Officer, FC Financial Services

Brian C. Bach
Assistant Vice President, Agriculture Lending

Donna M. Conley
Assistant Vice President, Lending

William R. Diehl
Assistant Vice President, Portfolio Manager

Jillian V. Price
Assistant Vice President, Regional Retail Sales Manager

J. Ralph Parker
Senior Credit Officer

Jared R. Butler
Network Adminstrator, Facilities Officer

Annette D. Lester
Community Office Manager, Cardington Office

Clara J. McClung
Community Office Manager, Worthington Office

Michelle P. Muchow
Banking Officer, Executive Assistant

Jeffrey P. Scholl
Regional Retail Sales Manager

Teri A. Slate
Community Office Manager, Shiloh Office

Travis M. Smith
Banking Officer

Thomas J. Szabo
Junior Commercial Real Estate Lender

Elaine M. Wilson
Community Office Manager, Fredericktown Office

Christopher A. Winegardner
Community Office Manager, Upper Arlington Office

FCBank, Regional Board of Directors

Joseph B. Bower, Jr.
President and Chief Executive Officer, CNB Financial Corporation, CNB Bank

Mark D. Breakey
Senior Executive Vice President & Chief Credit Officer, CNB Bank

Jennifer Carney
Partner and Co-Founder, Carney Ranker Architects, Ltd.

J. Andrew Dale
President, Chairman

Joseph E. Dell, Jr.
Executive Vice President & Chief Lending Officer, CNB Bank

Patrick J. Drouhard
Retired, Former Cardington-Lincoln School District Superintendent

Richard L. Greslick, Jr.
Senior Executive Vice President & Chief Operating Officer, CNB Bank; Secretary, CNB Financial Corporation

R. Duane Hord
President, Hord Livestock, Inc. (Agriculture)

Lawrence A. Morrison
CPA and Partner, Kleshinski, Morrison & Morris, LLP (Accounting)

David Royer
Vice President of Finance & Development, Continental Real Estate Companies (Real Estate Developer)

J. Randall Schoedinger
CEO, Schoedinger Funeral and Cremation Services

Holiday Financial Services Corporation, a Subsidiary of CNB Financial Corporation

BOARD OF DIRECTORS

Christopher L. Stott
Chairman

Richard L. Greslick, Jr.
Secretary

Joseph B. Bower, Jr.
Director

Brian W. Wingard
Director

CORPORATE OFFICERS

Christopher L. Stott
Chairman

Joseph P. Strouse
President

Jonathan L. Holler
Vice President

Brian W. Wingard
Secretary and Treasurer

CNB Securities Corporation, a Subsidiary of CNB Financial Corporation, Wilmington, DE

BOARD OF DIRECTORS

Timothy A. Bracken
Director

Glenn R. Pentz
Director

Donald R. McLamb, Jr.
Wilmington Trust SP Services, Inc.

CORPORATE OFFICERS

Brian W. Wingard
President

Donald R. McLamb, Jr.
Treasurer, Wilmington Trust SP Services, Inc.

Elizabeth F. Bothner
Secretary, Wilmington Trust SP Services, Inc.

2015 ANNUAL REPORT HIGHLIGHTS 11

SHAREHOLDER INFORMATION Annual Meeting Quarterly Share Data The Annual Meeting of the Shareholders of CNB Financial For information regarding the Corporation’s quarterly share Corporation will be held Tuesday, April 19, 2016 at 2:00 p.m. data, please refer to Item 5 in the 2015 Form 10-K. at the Corporation’s headquarters in Clearfield, PA. Market Makers Corporate Address The following firm has chosen to make a market in the CNB Financial Corporation stock of the Corporation. Inquiries concerning their services 1 S. Second Street should be directed to: P.O. Box 42 Boenning & Scattergood, Inc. Clearfield, PA 16830 1700 Market Street, Ste 1420 (814) 765-9621 Philadelphia, PA 19103 Stock Transfer Agent & Registrar (800) 842-8928 American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449 Form 10-K Shareholders may obtain a copy of the Annual Report to the Securities and Exchange Commission on Form 10-K by writing to: CNB Financial Corporation 1 S. Second Street P.O. Box 42 Clearfield, PA 16830 ATTN: Shareholder Relations 12 CNB FINANCIAL CORPORATION

Corporate Profile CNB Financial Corporation is a leader in providing integrated financial solutions which create value for both consumers and businesses. These solutions encompass checking, savings, time and deposit accounts, Private Banking, loans and lines of credit (real estate, commercial, industrial, residential and consumer), credit cards, cash management, online banking, mobile banking, merchant credit card processing, on-site banker and accounts receivable handling. In addition, the Corporation provides wealth and asset management services, retirement plans and other employee benefit plans. CNB Bank A subsidiary of CNB Financial Corporation, CNB is a regional independent community bank in North Central Pennsylva-nia with over 400 employees who make customer service more responsive and reliable. For 150 years, the Bank has strived to be more customer-driven than its competitors and to build long-term customer relationships by being reliable and competitively priced. CNB continually seeks innovative ways to execute a personal, quality-driven customer service strategy and prides itself on being first-to-market for many of these innovations. To satisfy customers‘ financial needs and expectations, it offers a variety of delivery channels, which include twenty-one full-service offices, one loan production office, telephone banking (1-866-224-7314), Internet banking (www.CNBBank.bank), mobile banking, and a centralized customer service center (1-800-492-3221). ERIEBANK Headquartered in Erie, Pennsylvania, ERIEBANK is a division of CNB Bank. Presently, there are eight full service offices in Pennsylvania, which house its commercial, retail and Private Banking divisions. Five of those offices are in Erie, two in Meadville, and one in Warren, Pennsylvania. ERIEBANK also has one loan production office in Ashtabula, Ohio. In addition, ERIEBANK Investment Advisors provides wealth and asset management services, retirement plans and other employee benefit plans. FCBANK FCBank, a division of CNB Bank, is headquartered in Dublin, Ohio with nine full service offices in the communties of Bucyrus, Shiloh, Mt. Hope, Cardington, Fredericktown, Worthington, Dublin, and Upper Arlington. FCBank is driven by a strong focus on meeting the financial needs of businesses and individuals in a way only a community bank can deliver. FCBank offers commercial, retail, and Private Banking services, along with wealth and asset management services through FC Financial Services. Holiday Financial Services Holiday Financial Services, a subsidiary of CNB Financial Corporation, is a consumer loan company, and currently has twelve convenient office locations in State College, Brad-ford, Clearfield, Hollidaysburg, Erie, Ridgway, Johnstown, Ebensburg, DuBois, Indiana, Clarion, and Huntingdon, Pennsylvania. 2015 ANNUAL REPORT HIGHLIGHTS 13

Each depositor insured to at least $250,000 Backed by the full faith and credit of the United States FDIC government Federal Deposit Insurance Corporation www.fdic.gov The common stock of the Corporation trades on the NASDAQ Global Select Market under the symbol CCNE. 14 CNB FINANCIAL CORPORATION

CNB Financial Corporation 1 South Second Street – P.O. Box 42 Clearfield, PA 16830 800-492-3221 www.CNBBank.bank